Moody National REIT II, Inc. 8-K

Exhibit 10.1

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED DEALER MANAGER AGREEMENT

This Amendment No. 2 to the Agreement (as defined below) is made and entered into as of this 19th day of March, 2018 by and among Moody National REIT II, Inc., a Maryland corporation (the “Company”), Moody National Operating Partnership II, LP, a Delaware limited partnership and the Company’s operating partnership subsidiary (the “Operating Partnership”), Moody Securities, LLC, Inc., a Delaware limited liability company (the “Dealer Manager”), and Moody National Advisor II, LLC, a Delaware limited liability company and the Company’s advisor (the “Advisor”).

RECITALS

WHEREAS, the Company previously filed a Registration Statement on Form S-11 (File No. 333-198305) to register for offer and sale up to $1.1 billion in shares of its common stock (the “Offering”), consisting of up to $1.0 billion in shares in any combination of Class A common stock, $0.01 par value per share (the Class A Shares were formerly the sole class of the Common Stock) (the “Class A Shares”), Class D common stock, $0.01 par value per share (the “Class D Shares”), Class I common stock, $0.01 par value per share (the “Class I Shares”) and Class T common stock, $0.01 par value per share (the “Class T Shares” and, together with the Class A Shares, the Class D Shares and the Class I Shares, the “Shares”) in the Primary Offering and up to $100 million in Shares pursuant to the Company’s distribution reinvestment plan at the prices disclosed in the most recent Prospectus or supplement thereto;

WHEREAS, in connection with the Offering, the Company, the Operating Partnership, the company’s Sponsor and the Dealer Manager have entered into a Second Amended and Restated Dealer Manager Agreement, dated June 12, 2017 (as may be amended or restated from time to time, the “Agreement”), and the Dealer Manager has subsequently entered into Participating Dealer Agreements, dated various dates, with participating dealers;

WHEREAS, the Company, the Operating Partnership, the Dealer Manager and the Advisor previously entered into Amendment No. 1 to the Agreement; and

WHEREAS, the Company, the Operating Partnership, the Dealer Manager and the Advisor now desire to further amend the Agreement to reduce the Class A Dealer Manager Fee.

NOW THEREFORE, effective as of the date first written above, the Company, the Operating Partnership, the Dealer Manager, and the Advisor hereby modify and amend the Agreement and agree as follows:

1.	Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

2.	Amendment to Sections 5.2(b) of the Agreement.

Sections 5.2(b) is hereby deleted in its entirety and replaced with the following:

(b)       Dealer Manager Fee.   The Advisor or its affiliates other than the Company will pay to the Dealer Manager (i) an up-front dealer manager fee in the amount of up to 2.5% of the sales price of the Class A Shares in the Primary Offering, all or a portion of which may be reallowed to the Participating Dealer who sold the Offered Shares giving rise to such commissions (the “Class A Dealer Manager Fee”); (ii) an up-front dealer manager fee in the amount of up to 1.0% of the sales price of the Class I Shares in the Primary Offering, all or a portion of which may be reallowed to the Participating Dealer who sold the Offered Shares giving rise to such commissions (the “Class I Dealer Manager Fee”), and all of which will be waived for purchases made through unaffiliated registered investment advisors; and (iii) an up-front dealer manager fee in the amount of up to 2.5% of the sales price of the Class T Shares in the Primary Offering, all or a portion of which may be reallowed to the Participating Dealer who sold the Offered Shares giving rise to such commissions (the “Class T Dealer Manager Fee,” and together with the Class A Dealer Manager Fee, the “Dealer Manager Fees”) as described in the Prospectus. The Dealer Manager’s reallowance of Dealer Manager Fees to a particular Participating Dealer shall be as set forth in Schedule I to the Participating Dealer Agreement with such Participating Dealer, and such reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Dealer and the assistance of such Participating Dealer in marketing the Offering. The Company will not pay any portion of the dealer manager fees and has no obligation of any kind to pay such fees.

3.	Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

THE COMPANY:

MOODY NATIONAL REIT II, INC.

By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chief Executive Officer and President

THE OPERATING PARTNERSHIP:

MOODY NATIONAL OPERATING PARTNERSHIP II, LP

By:	Moody National REIT II, Inc., its general partner

	By:	/s/ Brett C. Moody
		Name:	Brett C. Moody
		Title:	Chief Executive Officer and President

THE ADVISOR:

MOODY NATIONAL ADVISOR II, LLC

By:	Moody National REIT Sponsor, LLC

	By:	Moody National REIT Sponsor SM, LLC

	By:	/s/ Brett C. Moody
		Name:	Brett C. Moody
		Title:	Chief Executive Officer and President

ACCEPTED and AGREED as of the date first above written:

THE DEALER MANAGER:

MOODY SECURITIES, LLC

By:	/s/ Melinda G. LeGaye
	Name:	Melinda G. LeGaye
	Title:	President

Signature Page to Amendment No. 2 to the Dealer Manager Agreement and Participating Dealer Agreement